                        DEFERRED COMPENSATION AGREEMENT


          THIS AGREEMENT is made and entered into this 12th day of January, 1998, by and between STEELCASE INC., a Michigan corporation ("Company") and ALWYN ROUGIER-CHAPMAN ("Executive").

          WHEREAS, the Executive is presently an employee of the Company;

          WHEREAS, the Executive has elected to defer a portion of his future compensation until after his retirement or death and may do so again in the future; and

          WHEREAS, the Company has agreed to pay deferred compensation to the Executive in consideration of such deferral and may do so in the future; and

          WHEREAS, the parties wish to substitute the following agreement for any and all prior agreements relating to such deferrals and to provide hereby for future deferrals;

          NOW THEREFORE, the parties agree as follows:

     1.  Deferral Election and Amount. Attachment A sets forth amounts deferred
         ----------------------------
by Executive under one or more prior agreements. Any future deferrals agreed to between Executive and Company will be evidenced by separate Attachments, executed by or on behalf of both parties. Any election to defer is irrevocable and the compensation which is deferred must be compensation payable for services to be performed on or after the date of execution of the election to defer. In consideration of such deferral, the Company agrees to pay benefits as set forth in the Attachment.

     2.  Source of Amounts Deferred.  The Company shall deduct compensation
         --------------------------
deferred hereunder equally from the Executive's bi-weekly payroll, unless otherwise specified in the Attachment.

     3.  Account.  The Company shall maintain a bookkeeping account indicating
         -------
the cumulative amount of compensation deferred by the Executive.

     4.  Payments.
         --------

       (a) General.  Each Attachment will describe the amount of payments to be
           -------
     made by the Company in respect of the deferral, and any vesting requirements.

           In the event deferrals cease before completion for any reason other than Executive's death, the Company will only make those payments identified in the Appendix in the event of less than complete deferral.

       (b) Discharge for Cause.  If the Executive is discharged for cause, an
           -------------------
     amount equal to the compensation actually deferred, if any, shall be paid to the Executive, without interest, in five equal annual payments commencing in the month of March following the discharge. Amounts payable under this subparagraph may be prepaid at the option of the Company. For purposes of this Agreement, discharge "for cause" shall mean discharge by reason of gross insubordination, proven dishonesty injurious to the Company, the commission of a felony or misdemeanor injurious to the Company, or the engagement in business or practice in competition with the Company without the Company's prior written consent.

       (c) Competition.  If the Executive enters into competition with the
           -----------
     Company, without prior approval of the Board of Directors of the Company, and the benefits paid to the Executive hereunder exceed the amount of compensation actually deferred, no further payments shall be made to the Executive or a designated beneficiary. If the amount of compensation actually deferred exceeds the benefits paid to the Executive hereunder, the difference between such amounts shall be paid to the Executive, without interest, in five equal annual payments commencing in the month of March following the entry of the Executive into competition with the Company. Amounts payable under this subparagraph may be prepaid at the option of the Company.

       (d) Suicide.  If the Executive dies by suicide within one year of the
           -------
     onset of any deferral period, the amount of compensation actually deferred, if any, pursuant to that deferral election shall be paid to the beneficiary designated by the Executive, without interest, within 60 days of the date of death.

       (e) Minimum Payments.  The Executive, together with his designated
           ----------------
     beneficiary shall in no event receive an aggregate amount which is less than the total which has been deferred by the Executive.

       (f) Payment by Company or Trust.  If a trust is established as described
           ---------------------------
     in Section 7 below and funds have been set aside in the trust, amounts payable under this agreement may be paid by the Company or from the trust. The Company shall determine the source of the payments. Establishment of the trust shall not relieve the Company of its obligations under this agreement except to the extent that payments are actually made from the trust.

     5.  Beneficiary Designation.  The Executive may designate a beneficiary to
         -----------------------
receive the benefits as set forth above, including the benefits provided under Paragraphs 4(d) and 4(e), following his death. Such designation shall be substantially in the form attached hereto. In the absence of a designation by the Executive, the Executive shall be deemed to have designated that any unpaid installments shall be payable to his surviving spouse, and that installments remaining unpaid upon the spouse's death shall be paid to the spouse's estate. If the Executive dies without a surviving spouse and has failed to make a designation, remaining unpaid installments shall be paid in equal shares to the Executive's living children.

     6.  Limitations.
         -----------

       (a) No Withdrawal.  Amounts which have been deferred under this agreement
           -------------
     are not subject to withdrawal by the Executive and shall be paid only in accordance with the terms hereof.

       (b) No Assignment.  No amount payable under this agreement shall be
           -------------
     subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by the Executive or any beneficiary. Any attempt to assign, transfer, sell, pledge, encumber, alienate or charge any amount hereunder shall be without effect.

       (c) Unsecured.  Neither the Executive nor any beneficiary, nor any other
           ---------
     person shall be deemed to have, pursuant to this agreement, any property interest, legal or equitable, in any specific asset of the Company. The Executive is a general, unsecured creditor with respect to the promises of the Company made herein.

     7.  Investment.  The Company may use the funds deferred hereunder in any
         ----------
manner desired by the Company. The Company may but is under no obligation to, invest the funds, at the Company's convenience, to assist in providing the benefits promised herein. Any investment, reserve or other funding arrangement shall belong solely to the Company, shall be subject to the Company's sole control, and shall be subject to the claims of creditors of the Company. Neither the Executive nor any beneficiary shall have any legal or equitable interest in any such investment, reserve or other funding arrangement. If the Company purchases life insurance in connection with this agreement, the Company shall be the owner and beneficiary of all such policies.

          The Company, in its sole discretion, may determine to establish a trust to assist in meeting its obligations under this agreement and other similar agreements. If established, the trust shall conform to the requirements of Revenue Procedure 92-64, as amended or superseded.

     8.  Interpretation.  The Board of Directors of the Company shall have full
         --------------
power and authority to interpret, construe and administer this agreement, the Board's interpretations, constructions, and actions hereunder shall be binding and conclusive on all persons fore all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with this agreement, unless attributable to his own willful misconduct or lack of good faith.

          In the event of the Executive disagrees with any determination of the Board of Directors hereunder the Executive shall have the right and obligation to make written request to the Board of Directors within 60 days of notice of their decision to review that decision. The Directors must issue their decision or review within 120 days after delivery of the request or the request is deemed denied.

     9.  Amendment.  The Board of Directors of the Company shall have the power
         ---------
to amend this agreement; provided, however, that no amendment shall have any material, adverse effect on the Executive unless he consents to such amendment in writing. No amendment may be made which would alter the irrevocable nature of the election to defer compensation.

       IN WITNESS WHEREOF, the parties have executed this agreement the 12th day of January, 1998.


                              STEELCASE INC.

                              By  /s/  James P. Hackett
                                  ----------------------------------
                                  Its President/CEO

                                  ----------------------------------

                              Executive  /s/  A. Rougier-Chapman
                                         ---------------------------

                                      ATTACHMENT A

Executive:  Alwyn Rougier-Chapman

Dates of Deferral
Agreements:          1.  February 26, 1988
                     2.  February 16, 1996

Deferral Periods:    1.  5 Years (3/1/88 + 2/28/93)
                     2.  5 Years (3/1/96 + 2/28/2001)

Deferred Amounts:    1.  $25,000/year
                     2.  $25,000/year

Annual Benefit
Payments:            1.  $125,000, paid each March for 15 years beginning the
                         March after Executive attains age 70, provided that he does attain age 70.
                     2.  $42,000, paid each March for 15 years beginning the
                         March after Executive attains age 70, provided that he does attain age 70.

Vesting Schedule:    1.  100%
                     2.  The vested percentage is determined by the number of
                         whole years of employment following completion of the full deferral:

     Years of                  Vested Percentage
 Vesting Service               -----------------
------------------
   Less than 1                     65%
        1                          72%
        2                          79%
        3                          86%
        4                          93%
        5                         100%

100% vesting also occurs at the earlier of age 65 or when the rule of 80 is satisfied according to the Steelcase Benefits Booklet, or in the event of total and permanent disability.

Death Prior to Attaining
Age 70:                   1.  $80,000 per year for 15 years, starting March
                              after death.
                          2.  $42,000 per year for 15 years, starting March
                              after death.

Less than Complete Deferral:

1.
        Number of Years of
         Complete Deferral                          Payments
        ------------------              ----------------------------------
               0                                $0
               1                                $25,000 (lump sum)
               2                                $8,000/year for 10 years
               3                                $14,000/year for 10 years
               4                                $20,000/year for 10 years

          (Plus refund of any partial year deferral)

Payments will be made (or begin) in the March following cessation of deferrals.

2.
        Number of Years of
         Complete Deferral                          Payments
        ------------------              ----------------------------------
               0                                    $0
               1                                    $25,000 (lump sum)
               2                                    $7,500/year for 10 years
               3                                    $11,000/year for 10 years
               4                                    $15,000/year for 10 years

          (Plus refund of any partial year deferral)

Payments will be made (or begin) in the March following cessation of deferrals.


Acknowledged:

Steelcase, Inc.


By:  /s/  James P. Hackett
    ------------------------------

     /s/  Alwyn Rougier-Chapman
    ------------------------------
Alwyn Rougier-Chapman